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EXHIBIT 3.1, PART 6, ARTICLES OF AMENDMENT FILED AT 2:43 P.M.,
JULY 17, 2000, AS INSTRUMENT NO. W212628
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                              ARTICLES OF AMENDMENT
                                       TO
                          THE ARTICLES OF INCORPORATION
                                       OF
                 AMERICAN EQUITY INVESTMENT LIFE HOLDING COMPANY


TO THE SECRETARY OF STATE OF THE STATE OF IOWA:

         Pursuant to Section 490.602 of the Iowa Business Corporation Act, the undersigned corporation adopts the following amendment to the Corporation's Articles of Incorporation.

1.  The name of the corporation is AMERICAN EQUITY INVESTMENT LIFE HOLDING
COMPANY.

2. The Articles of Incorporation of AMERICAN EQUITY INVESTMENT LIFE HOLDING COMPANY are hereby amended as follows:

         A.       By deleting in its entirety the first sentence of
                  Article IV, which now states:

                                        -DELETION-

                  The number of shares that may be issued by this Corporation is 27,000,000 shares of which 2,000,000 shares of the par value of $1 per share, shall be designated Series Preferred Stock and 25,000,000 shares of the par value of $1 per share shall be designated Common Stock.

                  and inserting in lieu thereof the following:

                                       -INSERTION-

                  The number of shares that may be issued by this Corporation is 77,000,000 shares of which 2,000,000 shares of the par value of $1 per share, shall be designated Series Preferred Stock and 75,000,000 shares of the par value of $1 per share shall be designated Common Stock.

         B. By adding new Article VI thereto, which shall state as follows:

                                       ARTICLE VI

                  The directors of the Corporation shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire board of directors. The initial division of the board of directors into classes shall be made by the decision of the affirmative vote of the holders of a majority of the outstanding shares of the Corporation's capital stock entitled to vote thereon at the Annual Meeting of the stockholders in 2000. The term of the initial Class I directors shall terminate on the date of the 2001 Annual Meeting; the term of the initial Class II directors shall terminate on the date of the 2002 Annual Meeting; and the term of the initial Class III directors shall terminate on the date of the 2003 Annual Meeting. At each succeeding Annual Meeting of stockholders beginning in 2001, successors to the class of directors whose term expires at that Annual Meeting shall be elected for a three-year term. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director.


3.  The date of adoption of the amendments was June 22, 2000.

4. The amendments were approved by the shareholders. The designation, number of outstanding shares, number of votes entitled to be cast by each voting group entitled to vote separately on the amendment, and the number of votes of each voting group indisputably represented at the meeting is as follows:


                                   Votes Entitled
Designation       Shares            to be Cast on      Votes Represented
 of Group       Outstanding           Amendment           Represented
-----------     -----------        ---------------     -----------------
Common           4,712,510            4,712,510           3,847,785
Preferred          625,000               -0-                 -0-
(nonvoting)

         A. The total number of votes cast for and against amendment A. described above (to increase the number of shares of authorized common stock) by each voting group entitled to vote separately on the amendment is as follows:

                                        -2-

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

Voting Group       Votes For       Votes Against        Abstaining
------------       ---------       -------------        ----------
Common              3,762,785          73,000             12,000
Preferred              N/A              N/A

                  The number of votes cast for the amendment by each voting group was sufficient for approval by that voting group.

         B. The total number of votes cast for and against amendment B. described above (to create a staggered board of directors) by each voting group entitled to vote separately on the amendment is as follows:


Voting Group       Votes For       Votes Against        Abstaining
------------       ---------       -------------        ----------
Common             3,832,285           9,500               6,000
Preferred             N/A               N/A

                  The number of votes cast for the amendment by each voting group was sufficient for approval by that voting group.

         Dated this 11th day of July, 2000.

                  AMERICAN EQUITY INVESTMENT LIFE HOLDING
                  COMPANY



                  By: /s/ Wendy L. Carlson
                      -------------------------
                      Wendy L. Carlson, Chief Financial Officer

                                -3-